UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Stevens Avenue, Suite 200, Solana Beach, CA		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA 92130

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement

On September 12, 2012, Somaxon Pharmaceuticals, Inc. (“Somaxon”) and Patheon Pharmaceuticals Inc. (“Patheon”) entered into an amendment to the Manufacturing Services Agreement (the “Agreement”) dated February 1, 2006, as amended, between the parties (the “Amendment”). Pursuant to the Amendment, Somaxon will no longer be required to purchase any minimum amount of its requirements of Silenor commercial bulk products from Patheon, effective as of July 31, 2013. The Amendment also adjusts certain limitations of liability originally contained in the Agreement.

A complete copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 3 to Manufacturing Services Agreement dated September 12, 2012, between Somaxon Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: September 14, 2012

	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment No. 3 to Manufacturing Services Agreement dated September 12, 2012, between Somaxon Pharmaceuticals, Inc. and Patheon Pharmaceuticals Inc.